UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT,

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): September 22, 2006

CHYRON CORPORATION

(Exact Name of Registrant as Specified in its Charter)
New York	1-9014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 845-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04    Triggering Events That Accelerate or Increase a Direct Financial Obligation or
                    an Obligation under an Off-Balance Sheet Arrangement

On September 22, 2006, Chyron Corporation (the "Company") notified all holders (the "Holders") of its Series D 8% Convertible Subordinated Debentures due December 31, 2007 (the "Debentures") of its intent to redeem, on October 9, 2006, all outstanding Debentures which aggregated to $2,663,898.18. All Holders have responded by electing to convert their Debentures. As a result, the total outstanding Debentures were converted into 4,098,303 shares of restricted common stock of the Company based upon the conversion price of $0.65 and all Debentures were cancelled. These conversion shares represent 9.9% of the total shares issued and outstanding immediately prior to the conversion. The common shares were issued based on Rule 506 of the Securities Act. As a result of the conversions, the Company will no longer be obligated to pay quarterly interest, which interest was payable on the first business day after the end of each quarter, through the stated maturity date. Interest expense that would otherwise have been recorded, and paid in the following quarters, totals $267,352 through December 31, 2007, and is broken down as follows: $524 for third quarter 2006, $53,716 for fourth quarter 2006, $52,548 for first quarter 2007, $53,132 for second quarter 2007, $53,716 for third quarter 2007 and $53,716 for fourth quarter 2007.

Item 3.02   Unregistered Sale of Equity Securities

See Item 2.04.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHYRON CORPORATION
By:	/s/ Jerry Kieliszak
Name:	Jerry Kieliszak
Title:	Senior Vice President and
Chief Financial Officer

Date: September 28, 2006